UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 8, 2011 (July 7, 2011)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2011, Joseph Alvarado was appointed to the Board of Directors of Spectra Energy Corp (the “Company”) to fill a new director position. Mr. Alvarado will serve on the Finance and Risk Management Committee of the Company’s Board of Directors.

Mr. Alvarado currently serves as President and Chief Operating Officer of Commercial Metals Company (“CMC”). He will assume the role of President and Chief Executive Officer of CMC on September 1, 2011. Mr. Alvarado joined CMC as Executive Vice President and Chief Operating Officer in April 2010 and was promoted to the position of President and Chief Operating Officer in April 2011. He was employed as President and Chief Operating Officer at Lone Star Technologies, Inc. from 2004 to 2007. In 2007, United States Steel Corporation (“U.S. Steel”) acquired Lone Star Technologies, Inc. and named Mr. Alvarado President, U.S. Steel Tubular Products, Inc., a division of U.S. Steel.

There is no arrangement or understanding between Mr. Alvarado and any other persons or entities pursuant to which Mr. Alvarado was appointed as a director. As a non-employee director, Mr. Alvarado will receive compensation in accordance with the Company’s policies for compensating outside directors.

On July 8, 2011, the Company issued a press release announcing the appointment of Mr. Alvarado to its Board of Directors. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Spectra Energy Corp, dated July 8, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ Reginald D. Hedgebeth
Reginald D. Hedgebeth General Counsel

Date: July 8, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release of Spectra Energy Corp, dated July 8, 2011